Exhibit 1.1.1

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

As Representatives of the several
Underwriters named in Schedule I hereto.

January 17, 2017

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 17, 2017 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Christine Wheatley

Name:	Christine Wheatley
Title:	Group Vice President, Secretary and General Counsel

[Signature Page to Pricing Agreement]

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

and the additional Underwriters named on Schedule I to this Pricing Agreement

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Happy Hazelton

	Name:	Happy Hazelton
	Title:	Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Douglas J. Fink

	Name:	Douglas J. Fink
	Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Senior Notes To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$150,000,000
RBC Capital Markets, LLC	150,000,000
U.S. Bancorp Investments, Inc.	150,000,000
Citigroup Global Markets Inc.	70,000,000
Mizuho Securities USA Inc.	70,000,000
MUFG Securities Americas Inc.	70,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	45,000,000
BNY Mellon Capital Markets, LLC	45,000,000
Fifth Third Securities, Inc.	45,000,000
Goldman, Sachs & Co.	45,000,000
PNC Capital Markets LLC	45,000,000
Santander Investment Securities Inc.	45,000,000
Wells Fargo Securities, LLC	45,000,000
Drexel Hamilton, LLC	25,000,000
Total	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

4.450% Senior Notes due 2047

Aggregate Principal Amount:

$1,000,000,000 of 4.450% Senior Notes due 2047

Price to Public:

99.867% of the principal amount of the 4.450% Senior Notes due 2047, plus accrued interest from January 24, 2017

Purchase Price by Underwriters:

98.992% of the principal amount of the 4.450% Senior Notes due 2047, plus accrued interest from January 24, 2017

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture,

dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, dated January 15, 2016, the Thirty-Seventh Supplemental Indenture, dated January 15, 2016, the Thirty-Eighth Supplemental Indenture, dated October 3, 2016, the Thirty-Ninth Supplemental Indenture, dated October 3, 2016, the Fortieth Supplemental Indenture, dated October 3, 2016 and the Forty-First Supplemental Indenture, to be dated January 24, 2017.

Maturity:

The 4.450% Senior Notes due 2047 will mature on February 1, 2047

Interest Rates:

The 4.450% Senior Notes due 2047 will bear interest from January 24, 2017 at 4.450%

Interest Payment Dates:

Interest on the 4.450% Senior Notes due 2047 is payable semiannually on February 1 and August 1 of each year, commencing on August 1, 2017

Redemption Provisions:

As described in the term sheet dated January 17, 2017 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated January 17, 2017

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated January 17, 2017

Guarantees:

None

Time of Delivery:

January 24, 2017

Closing Location:

Offices of Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022

Name and Address of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020
Attention: High Grade Transaction Management/Legal

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

Attention: Scott Primrose/USDCM Transaction Management

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, NC 28202
Attention: High Grade Fixed Income Syndicate

Schedule III

Time of Sale Information

1.                                      Preliminary Prospectus Supplement, dated January 17, 2017, including the base prospectus included therein, dated December 14, 2016

2.                                      Term sheet, dated January 17, 2017, included on Schedule IV

Schedule IV
The Kroger Co.

Pricing Term Sheet
Dated January 17, 2017

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	January 17, 2017
Settlement Date:	January 24, 2017 (T+5)
Principal Amount:	$1,000,000,000
Maturity Date:	February 1, 2047
Coupon:	4.450%
Benchmark Treasury:	UST 2.250% due August 15, 2046
Benchmark Treasury Price / Yield:	86-03+ / 2.958%
Spread to Benchmark Treasury:	T + 150 basis points
Yield to Maturity:	4.458%
Price to Public:	99.867%
Interest Payment Dates:	February 1 and August 1, commencing on August 1, 2017
Make-Whole Call:	Treasury Rate plus 25 basis points (prior to August 1, 2046)
Par Call:	On or after August 1, 2046 (six months prior to maturity)
CUSIP/ISIN:	501044 DG3 / US501044DG38
Denominations:	$2,000 x $1,000
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC U.S. Bancorp Investments, Inc. Citigroup Global Markets Inc. Mizuho Securities USA Inc. MUFG Securities Americas Inc.
Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc. Goldman, Sachs & Co. PNC Capital Markets LLC Santander Investment Securities Inc. Wells Fargo Securities, LLC Drexel Hamilton, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, RBC Capital Markets, LLC toll-free at 1-866-375-6829, or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.

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